Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	CardioNet, Inc.
Heather C. Getz
Investor Relations
800-908-7103
investorrelations@cardionet.com

CEO OF CARDIONET ADOPTS RULE 10b5-1 PLAN

Conshohocken, PA — (BUSINESS WIRE) — August 16, 2012 — CardioNet, Inc. (NASDAQ:BEAT), a leading wireless medical technology company with a current focus on the diagnosis and monitoring of cardiac arrhythmias, announced today that CardioNet’s President and Chief Executive Officer, Joseph Capper, has adopted a Rule 10b5-1 trading plan to purchase shares of the Company’s common stock over time as part of his individual investment strategy.  The trading plan is being established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and CardioNet’s policies regarding stock transactions.

Rule 10b5-1 permits corporate officers and directors to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders can gradually adjust their investment portfolios and spread stock trades over a period of time regardless of any material, non-public information they may receive after adopting their plans. The transactions under these plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Mr. Capper’s plan covers the purchase of up to 75,000 shares. Under the terms of the plan, purchases can be made from time to time starting August 17, 2012 through November 1, 2012 and may be amended in accordance with the plan.  The stock to be purchased will be acquired in the open market.

About CardioNet

CardioNet is a leading provider of ambulatory, continuous, real-time outpatient management solutions for monitoring relevant and timely clinical information regarding an individual’s health.  CardioNet’s initial efforts are focused on the diagnosis and monitoring of cardiac arrhythmias, or heart rhythm disorders, with a solution that it markets as Mobile Cardiac Outpatient TelemetryTM (MCOTTM). More information can be found at http://www.cardionet.com.

Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, our growth prospects, the prospects for our products and our confidence in the Company’s future. These statements may be identified by words such as “expect,” “may,” “anticipate,” “possible,” “estimate,” “potential,” “intend,” “plan,” “believe,” “forecast,” “promises” and other words and terms of similar meaning. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, the effect of the cardioCORE acquisition on our business operations and successful integration into our business,financial results, effectiveness of our efforts to address operational initiatives, including cost savings initiatives that affect our business, changes to insurance coverage, relationships with our government and commercial payors and reimbursement levels for our products, the success of our sales and marketing initiatives, our ability to attract and retain talented executive management and sales personnel, our ability to identify acquisition candidates, acquire them on attractive terms and integrate their operations into our business, the commercialization of new products, market factors, internal research and development initiatives, partnered research and development initiatives, competitive product development, changes in governmental regulations and legislation, the continued consolidation of payors, acceptance of our new products and services and patent protection, adverse regulatory action and litigation success. For further details and a discussion of these and other risks and uncertainties, please see our public filings with the Securities and Exchange Commission, including our latest periodic reports on Form 10-K and 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.